UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2026

EVOFEM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7770 Regents Road, Suite 113-618

San Diego, California 92122

(Address of principal executive offices)

(858) 550-1900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of Material Definitive Agreement.

As previously disclosed in Current Reports on Form 8-K dated March 26, 2025 and April 3, 2025, on March 20, 2025, Evofem Biosciences, Inc. (the “Company”) entered into a License and Supply Agreement with Windtree Therapeutics, Inc. (“Windtree”), which was amended on March 28, 2025 (as amended, the “Agreement”), pursuant to which Windtree agreed to become a manufacturer and supplier of PHEXXI® (lactic acid, citric acid, and potassium bitartrate).

On March 13, 2026, the Company and Windtree entered into a Termination Agreement (the “Termination Agreement”) pursuant to which the parties mutually consented to the termination of the Agreement, effective as of such date. There is no termination or any other fees payable in connection with the termination of the Agreement. Certain customary provisions of the Agreement that by their terms survive termination remain in effect.

The foregoing summary of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, a copy of which is filed as Exhibit 10.1, to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Termination Agreement by and between the Company and Windtree Therapeutics, Inc. dated March 13, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Dated: March 19, 2026	By:	/s/ Saundra Pelletier
Saundra Pelletier
Chief Executive Officer